THIRD AMENDMENT TO THE ABSOLUTE SHARES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT, effective as of October 1, 2016,  to the Transfer Agent  Servicing Agreement dated as of June 11, 2014, as amended April 7, 2015 and October 7, 2015, (the "Agreement"), is entered into by and between ABSOLUTE SHARES TRUST, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Trust; and

WHEREAS, the parties desire to amend the length of the Agreement and to amend the early termination fees of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1)	Section 12. Term of Agreement; Amendment is hereby superseded and replaced in its entirety with the following Section 12:

12.  Term of Agreement; Amendment
This Agreement shall continue in effect through October 1, 2018. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Subsequent to October 1, 2018, this Agreement continues until one party gives 90 days prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust, and authorized or approved by the Board of Trustees.

2)	Section 13. Early Termination is hereby superseded and replaced in its entirety with the following Section 13:

10/2016 – Final – Absolute Shares Trust

13.  Early Termination
In the absence of any material breach of this Agreement, should the Trust elect to terminate this Agreement prior to October 1, 2018, the Trust agrees to pay the following fees:
a.	All monthly fees through October 1, 2018, including the repayment of any negotiated discounts;
b.	All fees associated with converting services to successor service provider;
c.	All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;
d.   All miscellaneous expenses associated with a-c above

3)	Amended Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ABSOLUTE SHARES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Don Schreiber, Jr.	By: /s/ Ian Martin

Name: Don Schreiber, Jr.	Name: Ian Martin

Title: Principal Executive Officer	Title: Executive Vice President

10/2016 – Final – Absolute Shares Trust

Amended Exhibit B to the Transfer Agent Servicing Agreement – Absolute Shares Trust

Fees for Accounting, Fund Administration, Transfer Agent/Shareholder & Account
Services-effective October 1, 2016

The following reflects the greater of the basis point fee or minimum per fund complex

	Basis Points on AUM			Annual Minimum per Fund
Admin/Accounting/TA	per Fund Complex
	$[ ]	+$[ ]	+$[ ]	Funds 1 - 12	Funds 13
and Above*
	5.5	4	2.5	$[ ]	$[ ]

* Note: 25% discount will be applied during the first six months after a new fund launch
Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

The Following Services and Associated Fees are in Addition to the Fees Described Above-

Pricing Services
▪	$[ ] - Domestic Equities, Options, ADRs, Foreign Equities
▪	$[ ] - Domestic Corporates, Convertibles, Governments, Agencies, Futures, Options on Futures, Forwards, Currency Rates, Mortgage Backed
▪	$[ ] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield
▪	$[ ] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$[ ] - Bank Loans
▪	$[ ] - Swaptions
▪	$[ ] - Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>25per day)

Corporate Action & Manual Pricing Services
▪	$[ ]/Foreign Equity Security per Month for Corporate Action Service
▪	$[ ]/Domestic Equity Security per Month for Corporate Action Service
▪	$[ ]/CMO, Asset Backed, Mortgage Backed Security per Month for Corporate Action Service

Factor Services (security paydown factor data)
▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
▪	$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

Fair Value Services (Charged at the Complex Level)

▪	$[ ] per security on the First 100 Securities
▪	$[ ] per security on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

            All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

10/2016 – Final – Absolute Shares Trust

Amended Exhibit B (continued) to the Transfer Agent Servicing Agreement -
Absolute Shares Trust
Fees for Accounting, Fund Administration, Transfer Agent/Shareholder & Account Services) - effective October 1, 2016

Chief Compliance Officer Support Fee *
▪	$[ ] per USBFS services selected (Administration/Accounting/Transfer Agent/ Custodian)

Chief Compliance Officer Support Fee includes the following services:
▪	Access to all USBFS business line materials via the CCO Portal including business line Critical Procedures, Compliance Controls, Testing of Controls, Annual USBFS CCO Review, SSAE 16 audits of business lines
▪	Assist the Fund CCO with quarterly 38a-1 certifications including a review of any changes to critical policies, procedures and controls and compliance events as required under Rule 38a-1 of the Investment Company Act
▪	Testing of procedures and controls across all business lines with access to business line managers and subject matter experts
▪	Quarterly CCO teleconferences and "Focus Calls" specific to current topics such as cybersecurity
▪	CCO forums held periodically throughout the year in major cities
▪	Annual client conference which includes CCO roundtable discussions
▪	SEC exam support
▪	Other items, including sharing of industry best practices across many areas
Miscellaneous Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor and sub-advisor facilities.
*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Supplemental Services and Associated Fees at October 1, 2016 Services
Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪	$[ ] first ten ETFs advised by Millington Securities, Inc. and sub-advised by WBI Investments, Inc. This $[ ] is based on a calendar year and is broken down into twelve months for billing purposes.
▪	$[ ] for each of the next five ETFs advised by Millington Securities, Inc. and sub-advised by WBI Investments, Inc. This $[ ] is based on a calendar year and is broken down into twelve months for billing purposes. Fees begin in the month for which the ETF commences operations.
▪	Additional funds to be negotiated

The Annual Legal Administration Services (in support of Fund counsel) include:
▪	Direct access to our team of lawyers and paralegals to assist with any inquiries.
▪	Drafting the annual update to the funds' registration statement and filing the same with the SEC
▪	Coordinating with the adviser, auditor, external counsel and other parties to incorporate comments on the registration statement
▪	Preparation of each fund's summary prospectus and filing the same with the SEC
▪	Preparation of the funds' 497(j) letter or 497(c) supplement and filing the same with the SEC
▪	Preparation of the funds' XBRL filings (whether 485(b) or 497) and filing the same with the SEC
▪	Drafting of any stickers or supplements during the year and filing the same with the SEC
▪	File conversions for SEC EDGAR filings are charged as miscellaneous expenses, typically on a per page basis

10/2016 – Final – Absolute Shares Trust

Amended Exhibit B (continued)-Transfer Agent Servicing Agreement – Absolute Shares Trust
Fund Accounting, Fund Administration & Transfer Agent fee schedule
Supplemental Services and Associated Fees (continued) effective October 1, 2016

Additional Legal Administration Services
▪	Subsequent new ETF launch – as negotiated based upon specific requirements
Daily Compliance Services (Charles River)
▪	Base fee – $[ ]/fund per year
▪	Setup – $[ ]/fund group
Section 15(c) Reporting
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪	$[ ]/fund per report – first class
▪	$[ ] additional class report
Non-Standard Intraday Indicative Value (IIV) Calculation
▪	Negotiated based upon specific requirements
Customized Benchmarking
▪	Negotiated based upon specific requirements
Additional Services Provided and Negotiated Upon Client Request.

10/2016 – Final – Absolute Shares Trust